SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549


                                 FORM 8-K
                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              OCTOBER 1, 1996


                        F & M NATIONAL CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 VIRGINIA
              (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                 000-05929
                         (COMMISSION FILE NUMBER)

                                54-0857462
                           (IRS EMPLOYER NUMBER)

               38 ROUSS AVENUE, WINCHESTER, VIRGINIA  22604
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

            REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                               540-665-4200


                                 NO CHANGE
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                 FORM 8-K
                        F & M National Corporation
                           Winchester, Virginia


ITEM 5. OTHER MATERIALLY IMPORTANT EVENTS.

W. M. Feltner, Chairman of the Board of F&M National
Corporation ("F&M"), Winchester, Virginia, Leonard L. Abel,
Chairman of the Board, and Ronald D. Paul, President, of
Allegiance Banc Corporation, and H. L. Ward, President of
Allegiance Bank, N.A., jointly announced the completion of the affiliation of Allegiance Banc Corporation with F&M
National Corporation. Allegiance Banc Corporation is the parent company of Allegiance Bank, N.A.

The plan for the affiliation provides for an exchange rate of
0.7984 shares of F&M common stock for each of the outstanding shares of common stock of Allegiance Banc Corporation.

Under the plan, Allegiance Bank, N.A. will become the eleventh banking affiliate of F&M. The bank, organized in 1987, is headquartered in Bethesda, Maryland, and reported total assets of approximately $133.0 million as of June 30, 1996.

F&M, now with assets in excess of $2.25 billion, is a multi-bank holding company headquartered in Winchester, Virginia. It now operates seven banking affiliates in Virginia, the largest of which is F&M Bank-Winchester, three banking affiliates in West Virginia, and one in Maryland, a total of 96 banking offices. F&M's common stock is listed on the New York Stock Exchange under the symbol "FMN".

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         None


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION



/s/
By: Alfred B. Whitt, Senior Vice President and Secretary


DATE:  October 10, 1996